Exhibit 3.6

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                          VISTA CONTINENTAL CORPORATION

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That by written consent of the Board of Directors of VISTA CONTINENTAL CORPORATION on February 12, 2003 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a written consent to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

     FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is:

     One hundred and forty-five Million (145,000,000) shares of common stock at $0.001 par value. Ten Million (10,000,000) shares of preferred stock at $0.001 par value.

SECOUND: That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders of said corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware in which consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, said VISTA CONTINENTAL CORPORATION has caused the certificate to be signed by BILL BROOKS, an Authorized Officer This 12th day of February 2003

                                             BY: /s/ Bill Brooks
                                                 -------------------------
                                                 Bill Brooks,
                                                 President